UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 22, 2006

THE COCA-COLA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02217	58-0628465
(State or other	(Commission	(IRS Employer
jurisdiction	File Number)	Identification No.)
of incorporation)

One Coca-Cola Plaza Atlanta, Georgia		30313
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry Into a Definitive Material Agreement.

On December 22, 2006 (Eastern Standard Time), Coca-Cola South Asia Holdings Inc. (the “Purchaser”), a wholly-owned subsidiary of The Coca-Cola Company (the “Registrant”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with San Miguel Corporation (“SMC”) and two subsidiaries of SMC (collectively, the “Sellers”) to acquire all of the shares of capital stock of Coca-Cola Bottlers Philippines, Inc. (“CCBPI”) currently held by the Sellers (the “Shares”), representing 65 percent of all the issued and outstanding capital stock of CCBPI.  CCBPI is the Registrant’s authorized bottler in the Philippines.  Upon the closing of the acquisition, the Registrant and its subsidiaries, including the Purchaser, will own 100 percent of the issued and outstanding capital stock of CCBPI.

In consideration for the Shares and the other covenants and agreements of the Sellers, the Purchaser will pay to the Sellers an aggregate amount of US$590,000,000, subject to adjustment, as follows:

•                  at the closing, the Purchaser will (i) pay to the Sellers an amount equal to US$370,000,000, and (ii) will deposit US$100,000,000 in escrow (the “Escrow Amount”), to be disbursed after the closing upon the resolution of the purchase price adjustment described below;

•                  on the day that is 18 months following the closing, the Purchaser will pay to the Sellers US$20,000,000, reduced by any amounts owing to or claimed by the Purchaser under a transition services agreement to be entered into at the closing, and will pay interest on this amount quarterly at a LIBOR-based rate; and

•                  on the day of the fifth anniversary of the closing, the Purchaser will pay to the Sellers US$100,000,000, reduced by any amounts owing or claims by the Purchaser under the Cooperation Agreement (as defined below), and will pay interest on this amount quarterly at a LIBOR-based rate.

In the event that the net asset value of CCBPI and its subsidiaries (the “Closing NAV”) calculated based on closing accounts agreed by the parties or determined as provided in the Purchase Agreement is lower than a base net asset value agreed by the parties (the “NAV Peg”), the purchase price will be reduced by 65 percent of the difference between the NAV Peg and the Closing NAV.  Conversely, in the event the Closing NAV is higher than the NAV Peg, the purchase price will be increased by 65 percent of the excess of the Closing NAV over the NAV Peg.  In either case, the purchase price adjustment will be satisfied solely from, and will be limited to, the Escrow Amount.

Pursuant to the Purchase Agreement, the Sellers agreed not to, and to cause SMC’s subsidiaries not to, engage in, carry on, provide services to or otherwise be interested in the business of preparing, bottling, toll packing or otherwise packaging, distributing and/or selling, for themselves or for others,

•                  any non-alcoholic beverages that are owned, manufactured or otherwise used or subsequently introduced or developed by certain competitors of the Registrant anywhere in the world for a period of three years from the closing and in the Philippines for a period of five years from the closing; or

•                  certain carbonated soft drinks, sports drinks, energy drinks and/or flavoured water in the Philippines for a period of five years from the closing.

In addition, the Purchase Agreement contains various representations, warranties and covenants of the parties including, among others, representations and warranties by the Sellers with respect to CCBPI’s business and financial condition, as well as indemnification provisions.

The closing of the acquisition is subject to certain conditions specified in the Purchase Agreement.

SMC and Purchaser also entered into a Cooperation Agreement (the “Cooperation Agreement”) pursuant to which (a) SMC agreed to, and to cause its subsidiaries to, (i) comply with the non-compete obligations set forth in the Purchase Agreement and with any supply and service contracts between the parties; (ii) offer to the Company and its subsidiaries any requested goods or services on terms no less favorable than being offered to other customers; (iii) provide advice and recommendations on establishing and maintaining relationships with certain agencies; and (iv) reasonable assistance in transferring certain certificates of title, permits licenses or other similar items to the name of the Company or one of its subsidiaries and (b) the Company agreed to, and to cause it subsidiaries to, invite SMC or its subsidiaries to provide any goods and services required by the Company or any subsidiary and to award a contract for all or a portion of such goods and services to SMC or its subsidiaries if the terms offered are no less favorable then those being offered by other arms length suppliers.

The foregoing description of the Purchase Agreement and the Cooperation Agreement are not complete and are qualified in their entirety by reference to the Purchase Agreement and the Cooperation Agreement, copies of which are filed as Exhibits 99.1 and 99.2 hereto and are hereby incorporated into this report by reference.

The Purchase Agreement, which has been included to provide investors with information regarding its terms, contains representations and warranties of the Purchaser and the Sellers.  The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed by the parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a shareowner might view as material, or may have been made for purposes of allocating contractual risk among the parties rather than establishing matters as facts.  Accordingly, investors should not view the representations and warranties contained in the Purchase Agreement as disclosures with respect to the actual state of facts concerning the business, operations or condition of any of the parties to the Purchase Agreement and should not rely on them as such.  Investors should read the Purchase Agreement together with the other information concerning the Registrant contained in reports and statements that the Registrant files with the Securities and Exchange Commission.

Item 9.01.    Financial Statements and Exhibits.

Exhibit 99.1	Share Purchase Agreement dated December 23, 2006 among San Miguel Corporation, San Miguel Beverages (L) Pte Limited, San Miguel Holdings Limited and Coca-Cola South Asia Holdings Inc.

Exhibit 99.2	Cooperation Agreement dated December 23, 2006 between San Miguel Corporation and Coca-Cola South Asia Holdings Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY
(REGISTRANT)

Date: December 29, 2006	By:	/s/ Geoffrey J. Kelly
Geoffrey J. Kelly
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibits

Exhibit 99.1	Share Purchase Agreement dated December 23, 2006 among San Miguel Corporation, San Miguel Beverages (L) Pte Limited, San Miguel Holdings Limited and Coca-Cola South Asia Holdings Inc.

Exhibit 99.2	Cooperation Agreement dated December 23, 2006 between San Miguel Corporation and Coca-Cola South Asia Holdings Inc.